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AMERICAN MOBILE SYSTEMS INCORPORATED                                       PROXY
20920-C Warner Center Lane
Woodland Hills, California 91367

     The undersigned hereby appoints Richard G. Somers and Alice L. Cheung, and each of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Common Stock, par value $.01 per share ("Common Stock"), of American Mobile Systems Incorporated, a Delaware corporation ("AMS"), which the undersigned is entitled to vote at the special meeting of holders of Common Stock to be held on July 27, 1995 at the Warner Center Hilton, 6360 Canoga Avenue, Woodland Hills, California 91367 commencing at 10:00 a.m. local time, and at any and all postponements or adjournments thereof (the "Special Meeting"), hereby revoking all proxies heretofore given with respect to such stock, upon the proposals identified below and more fully described in the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus relating to the Special Meeting, receipt of each of which is hereby acknowledged.

     The Board of Directors recommends a vote FOR the following proposals:

     1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 25, 1995, as amended, by and among AMS, NEXTEL Communications, Inc., a Delaware corporation ("Nextel"), and Mobile Communications of Florida, Inc., a Delaware corporation and a wholly owned subsidiary of Nextel.

       [  ] For               [  ] Against               [  ] Abstain

     2. Election of Directors

       [ ] For all nominees listed below (except as marked to the contrary below).

       [  ] Withhold authority to vote for all nominees listed below.

      Nominees to be elected by holders of shares of Common Stock: GARY S. HOWARD AND WILLIAM L. WEDUM.

      (Instruction: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

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     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMS. IF
PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED HOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS IDENTIFIED ABOVE. IF ANY OTHER MATTERS ARE PRESENTED TO THE HOLDERS OF THE COMMON STOCK FOR A VOTE AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

     Please sign exactly as name(s) appears/appear below. When shares are held in joint or similar capacity, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                          Dated:

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                                          Name:

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                                          Signature:

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                                          Signature if held jointly:

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